EXHIBIT 10.22

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") dated, January 12, 1999, between PROXYMED, INC., a Florida corporation ("Buyer"), with its principal business address at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317, and SPECIALIZED MEDICAL MANAGEMENT, INC., a Texas corporation ("Seller"), with its principal business address at 6100 Western Place, Suite 200, Ft. Worth, Texas 76107-4600, and TEXAS HEALTH MANAGEMENT SERVICES, INC., a Texas corporation, the sole shareholder of Seller ("Shareholder"), with its principal business address at 600 East Las Colinas Blvd., #1550, Irving, Texas 75039-5622. Seller and Shareholder are sometimes collectively referred to in this Agreement as "Selling Parties".

      Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, substantially all of the electronic data interchange ("EDI") assets, properties and EDI business of Seller.

      THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1. TRANSFER OF EDI ASSETS

      Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller at the Closing described in Article 3 hereof, all the EDI assets, properties and EDI business of Seller of every kind, character and description (except for real property), whether tangible, intangible, personal or mixed, and wherever located, all of which are sometimes collectively referred to in this Agreement as the "EDI Assets" or "Assets", including the following:

      1.1 CONTRACTS AND AGREEMENTS. All right, title and interest of Seller in the contracts and licenses that Seller has (including those Seller has with its customers and clients) relating to Seller's EDI business other than those specifically referred to elsewhere in this Agreement and as more fully described on SCHEDULE 1.1 (with commencement dates, expiration dates and renewal options), to be assumed by Buyer pursuant to Article 4 (such contracts, agreements and licenses together here and after collectively referred as the "Contracts"). Seller shall provide Buyer with copies of all contracts listed on SCHEDULE 1.1 prior to Closing;

      1.2 REAL PROPERTY. Buyer is not purchasing any leased or owned real property from Seller;

      1.3 EQUIPMENT. All furniture, fixtures, equipment, computer hardware and other tangible personal property of every kind and description that are located upon or within the real property of Seller, and/or are owned or leased by Seller, and/or are utilized in connection with Seller's EDI operations (whether or not upon or within the real property), a current list of which is more fully described on SCHEDULE 1.3 (hereinafter referred to collectively as the "Equipment");

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      1.4 SOFTWARE PROGRAMS AND CONTRACTS. All of Seller's right, title and interest to all owned or leased software programs, and all other contracts, agreements, licenses and other commitments and arrangements, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use or maintenance of software programs, source and object codes, related technical or user documentation and databases relating to Seller's EDI business, as more fully described on SCHEDULE
1.4 (with commencement dates, expiration dates and renewal options for leases and licenses), except for off-the-shelf, generally available software (hereafter referred to collectively as the "Software Programs and Contracts"), and to be assumed by Buyer pursuant to Article 4;

      1.5 INVENTORIES. Buyer is not purchasing any inventory from Seller;

      1.6 ACCOUNTS RECEIVABLE. All of Seller's accounts receivable relating to its EDI business as of the Closing Date IN AN AMOUNT NO LESS THAN $170,000 ("Accounts Receivable");

      1.7 OTHER INTANGIBLES. All trade names, trademarks, service marks, copyrights, patents, patent rights, licenses, brand names, trade secrets, technical know-how, goodwill, rights, if any, to domain names and phone numbers and other intangibles relating to EDI business as more fully described on
Schedule 1.7;

      1.8 BOOKS AND RECORDS. All papers, computerized databases and records in Seller's care, custody or control relating to any or all of the EDI business and the operation thereof, including but not limited to all personnel and labor relations records, sales records, marketing materials, and accounting and financial records;

      1.9 PREPAID EXPENSES AND DEPOSITS. Buyer is not purchasing any prepaid expenses and other prepaid items and deposits relating to any of the EDI business and the operations thereof;

      1.10 PERMITS, ETC. Buyer is not purchasing any permits, licenses, franchises, consents or authorizations issued by, and all registrations and filings with any governmental agency in connection with Seller's EDI business and the operations thereof, inasmuch as Seller warrants and represents that there are none; and

      1.11 ALL PROPERTY NOT ELSEWHERE DESCRIBED. Except as described in SCHEDULE 1.11, all other properties of Seller of every kind, character or description owned, used or held for use (whether or not exclusively) primarily in connection with Seller's EDI business, wherever located and whether or not similar to the things set forth elsewhere in this Article 1.

ARTICLE 2. PURCHASE PRICE

      2.1 PAYMENT OF PURCHASE PRICE. In consideration for the transfer and assignment by Seller of the EDI Assets and in consideration of the representations, warranties and covenants of Selling Parties set forth herein, Buyer on the conditions set forth herein:

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            (a) shall pay to Seller or its assignee(s) at the Closing (as hereinafter defined) One Million Dollars ($1,000,000) in cash as more fully described in Section 3.2 hereof; and

            (b) shall assume and discharge, and shall indemnify Seller against, liabilities and obligations of Seller under the contracts or other agreements, if any, specified on SCHEDULE 4 but only to the extent that such liabilities or obligations accrue on or after the Closing Date.

      2.2 ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price (defined as the amounts specified in Section 2.1(a) above) shall be allocated as set forth on SCHEDULE 2.2 and that such allocation will be used by the parties in reporting the transaction contemplated by this Agreement for tax purposes.

ARTICLE 3. THE CLOSING

      The closing of the purchase and sale of the EDI Assets by Seller to Buyer (the "Closing") shall take place at the offices of Seller at 10:00 a.m. local time, on January 15, 1999, or at such other place and/or time as the parties may agree in writing (the "Closing Date"). The Schedules described herein shall be completed to the satisfaction of Buyer and Seller at least three (3) days prior to Closing. In the event that the conditions specified in this Agreement have not been fulfilled by such date, Buyer (if such failure of conditions is on the part of Selling Parties) or Seller (if such failure of conditions is on the part of Buyer) may extend the Closing Date for a period or periods not exceeding an aggregate of thirty (30) days by written notice to the other party and the no shop period described in the Letter of Understanding dated December 14, 1998, shall likewise be automatically extended to such Closing Date. If on the original or any postponed Closing Date, Seller has been unable to obtain all waivers and consents of third parties required by this Agreement, then Buyer, on written notice, may postpone the Closing to a time not later than 10:00 a.m. local time, on March 31, 1999.

      3.1 SELLING PARTIES' OBLIGATIONS AT THE CLOSING. At the Closing, Selling Parties shall deliver or cause to be delivered to Buyer:

            (a) Assignment and assumption agreements for all contracts and agreements, personal property and equipment leases, and all other contracts and agreements of Seller to be assumed in connection herewith, in form and substance satisfactory to Buyer's counsel, and accompanied by all consents required; and

            (b) Instruments of assignment and transfer (including a bill of sale and assignments of trademarks) of all of the other EDI Assets of Seller to be transferred hereunder, in form and substance satisfactory to Buyer's counsel.

            Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, shall put Buyer into full possession and enjoyment of all the EDI Assets to be sold, conveyed, transferred, assigned and delivered by this Agreement.

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            Selling Parties, at any time before or after the Closing Date, shall execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Buyer and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all property and EDI Assets to be conveyed and transferred by this Agreement. If requested by Buyer, Selling Parties agree to prosecute or otherwise enforce in their own names for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in either of the Selling Parties' name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Selling Parties.

      3.2 BUYER'S OBLIGATIONS AT THE CLOSING. At the Closing, Buyer shall deliver to Seller against delivery of the items specified in Section 3.1 a wire transfer of immediately available funds in the amount of $1,000,000 payable to Seller.

ARTICLE 4. ASSUMPTION OF LIABILITIES

      Buyer is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent, except as specifically provided herein. Selling Parties agree to indemnify and hold Buyer harmless against all debts, claims, liabilities and obligations of Seller not expressly assumed by Buyer hereunder, and to pay any and all reasonable attorneys' fees and legal costs incurred by Buyer, its successors and assigns in connection therewith, except as provided in Section 12.4. Buyer shall have the benefit of and shall perform and assume all contracts, agreements, and licenses, if any, specifically listed on
SCHEDULE 4, in accordance with the terms and conditions thereof, with the written consent of the other parties where required, except to the extent modifications are specifically set forth on such SCHEDULE 4 and except to the extent set forth in the assignments or assignment and assumption agreements. Buyer agrees to indemnify each of the Selling Parties and hold each of them harmless against all debts, claims, liabilities and obligations of the Buyer expressly assumed by the Buyer hereunder, and to pay any and all reasonable attorney's fees and legal costs incurred by either of the Selling Parties, and their respective successors and assigns in connection therewith, except as provided in Section 12.13.

ARTICLE 5. PROPERTY TAXES

      Seller shall pay all sales, use and transfer taxes arising out of the transfer of the EDI Assets and EDI business to Buyer and shall pay its portion, prorated as of the Closing Date, of any personal property taxes of the EDI Assets being sold hereunder. Buyer shall not be responsible for any EDI business, occupations, withholding or similar tax, or for any taxes of any kind relating to Seller for any period before the Closing Date.

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ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

      Selling Parties, jointly and severally, hereby represent and warrant to Buyer that the following facts and circumstances are and, except as contemplated hereby, at all times up to the Closing Date will be true and correct, and hereby acknowledge that such facts and circumstances constitute the basis upon which Buyer is induced to enter into and perform this Agreement. Any exceptions to the representations and warranties made hereby are disclosed on a SCHEDULE attached hereto corresponding to the Section numbers of this Article, except as otherwise specified herein. All such representations and warranties are subject to the items set forth in the SCHEDULES even though express references to the SCHEDULES are not set forth below.

      6.1 [INTENTIONALLY OMITTED].

      6.2 FINANCIAL REPORTS. SCHEDULE 6.2 to this Agreement sets forth the Financial Reports of Seller's EDI business as of December 31, 1997, and for the eleven (11) months ended November 30,1998 (the "Stub Period Date"), certified as complete and accurate by the chief financial officer of Seller and the Shareholder. The Financial Reports in SCHEDULE 6.2 are referred to as the "Financial Reports." The Financial Reports accurately and completely present the financial position of the EDI business of Seller for the respective periods indicated, except that the Financial Reports for the Stub Period Date are subject to normal year-end adjustments and lack other representation items. Seller's EDI business has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) that were not fully reflected or reserved against in the Financial Reports or disclosed elsewhere in this Agreement.

            (a) Financial Reports[INTENTIONALLY OMITTED].

      6.3 ABSENCE OF SPECIFIED CHANGES. Except as set forth on SCHEDULE 6.3 hereof, since the Stub Period Date, there has not been any:

            (a) Transaction by Seller relating to its EDI business except in the ordinary course of EDI business;

            (b) [INTENTIONALLY OMITTED];

            (c) Material adverse change in the financial condition, liabilities, Assets, EDI business or prospects relating to the EDI business of Seller;

            (d) Destruction, damage to, or loss of any EDI Assets of Seller (whether or not covered by insurance) that materially adversely affects the financial condition, EDI business or prospects relating to the EDI business of Seller;

            (e) Labor trouble or other event or condition of any character materially adversely affecting the financial condition, EDI business, Assets or prospects relating to the EDI business of Seller;

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            (f) [INTENTIONALLY OMITTED];

            (g) [INTENTIONALLY OMITTED];

            (h) [INTENTIONALLY OMITTED];

            (i) Sale or transfer of any EDI Asset of Seller, except in the ordinary course of EDI business;

            (j) Execution, creation, amendment or termination of any contract, agreement or license relating to Seller's EDI, except in the ordinary course of EDI business;

            (k) [INTENTIONALLY OMITTED];

            (l) Waiver or release of any right or claim of Seller relating to the EDI Assets, except in the ordinary course of EDI business;

            (m) Mortgage, pledge or other encumbrance of any EDI Asset of Seller;

            (n) Other event or condition of any character that has or might reasonably have a material adverse effect on the financial condition, EDI business, Assets or prospects of Seller relating to its EDI business;

            (o) Loss of any EDI customers or third party payers of Seller resulting in a material adverse change in revenues or number of transactions.

            (p) [INTENTIONALLY OMITTED]; or

            (q) Agreement by Seller to do any of the things described in the preceding clauses (a) through (p).

      6.4 [INTENTIONALLY OMITTED]

      6.5 [INTENTIONALLY OMITTED]

      6.6 [INTENTIONALLY OMITTED]

      6.7 [INTENTIONALLY OMITTED]

      6.8 CONTRACTS, ETC. The contracts described in SCHEDULES 1.1 and 1.4 consist of all written and oral contracts, licenses and agreements, and any other commitments, or understandings entered into by Seller in the ordinary course of EDI business with its customers, clients and other third parties other than those specifically referred to elsewhere in this

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Agreement. True, correct and complete copies of the contracts and agreements described in SCHEDULES 1.1 and 1.4 have been delivered to Buyer. Except as set forth on SCHEDULES 1.1 AND 1.4, all such contracts and agreements are valid and in full force, and to the Seller's Knowledge, there does not exist any default or threat of default, or event that with notice or lapse of time, or both, would constitute default under any of these contracts and agreements. There have been no claims or defaults, and to the Knowledge of the Selling Parties, there are no facts or conditions which if continued, or unnoticed, will result in a default under these contracts or agreements.

            As used in this Section 6.8 and the remainder of this Agreement, an individual will be deemed to have "Knowledge" or "Known" of a particular fact or other matter if such individual is actually or consciously aware of such fact or other matter upon exercising reasonable inquiry and diligence as appropriate within the scope of such individual's position. Selling Parties will only be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a President, Chief Executive Officer, Chief Financial Officer, Senior Vice President, Vice President, Secretary or Assistant Secretary, as of December 14, 1998 and/or as of the Closing Date, has Knowledge of such fact or other matter.

            Except as set forth in SCHEDULE 4, Seller is not a party to, nor are the EDI Assets bound by, any other agreement not entered into in the ordinary course of EDI business, any indenture, mortgage, deed of trust, lease or any other agreement that is unusual in nature, duration or amount (including, without limitation, any agreement requiring the performance by Seller of any obligation for a period of time extending beyond one year from Closing Date or calling for consideration of more than $5,000 or requiring purchases at prices in excess of, or sales at prices lower than, prevailing market prices). To Selling Parties' Knowledge, all contracts which will be assigned to or assumed by Buyer under this Agreement are valid and binding upon the parties thereto. To Selling Parties' Knowledge, there is no default or threat of default, or event that with notice or lapse of time, or both, would constitute a default by any party to any of the agreements listed in SCHEDULE 4, except as set forth on
SCHEDULE 4. Seller has not received notice that any party to any of the agreements listed in SCHEDULE 4 intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. To Selling Parties' Knowledge, Seller is not a party to, nor is Seller or the EDI Assets bound by, any agreement that is materially adverse to the EDI business, property or financial condition of Seller's EDI business.

      6.9 OTHER TANGIBLE PERSONAL PROPERTY. The tangible personal property described in Section 1.3 and SCHEDULE 1.3 of this Agreement constitutes substantially all the items of tangible personal property owned by, in the possession of, or used by Seller in connection with its EDI business. Except as stated in SCHEDULE 1.3, no tangible personal property used by Seller in connection with its EDI business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is in the possession of anyone other than an employee of Seller.

      6.10 TRADE NAMES; TRADEMARKS; COPYRIGHTS; ETC. Except as set forth in
SCHEDULE 6.10, Seller does not use any other trademark, service

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mark, trade name, copyright or brand name, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications or brand names, telephone or facsimile number, or domain name in its EDI business. To the Knowledge of Selling Parties, no person (other than Seller) owns any trademark, trademark registration or application, service mark, trade name, copyright, copyright registration or application, or brand name, the use of which is necessary or contemplated in connection with the performance of any contract to which Seller is a party. To the Knowledge of Seller, Seller has the right and authority to use its trade names, trademarks, copyrights, telephone or facsimile number, or domain name in its EDI business as are necessary to enable it to conduct and to continue to conduct its EDI business, and to its Knowledge, such use does not and will not conflict with, infringe or violate any intellectual or proprietary rights of others.

      6.11 PATENTS AND PATENT RIGHTS. SCHEDULE 6.11 to this Agreement is a complete schedule of all patents, inventions, industrial models, processes, designs, formulas and applications for patents owned by Seller or in which Seller has any rights, licenses or immunities relating to its EDI business ("Intellectual Properties") The patents and applications for patents listed in
SCHEDULE 6.11 are valid and in full force and effect and are not subject to any taxes, maintenance fees or actions falling due within 90 days after the Closing Date. Except as set forth in SCHEDULES 6.11 or 6.20, there have not been any administrative, judicial, arbitration, or other adversary proceedings concerning the Intellectual Properties listed in SCHEDULE 6.11. Each patent application is awaiting action by its respective patent office except as otherwise indicated in
SCHEDULE 6.11. To the Knowledge of Seller, the manufacture, use or sale of the inventions, models, designs and systems covered by the Intellectual Properties listed in SCHEDULE 6.11 do not violate or infringe on any patent or any proprietary or personal right of any person, firm or corporation, and Seller, to its Knowledge, has not infringed and is not now infringing on any patent or other right belonging to any person, firm or corporation. Except as set forth in
SCHEDULE 6.11, Seller is not a party to any license, agreement or arrangement, whether as licensee, licenser or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret or formula. relating to its EDI business. Seller has the right and authority to use such inventions, trade secrets, processes, models, designs and formulas as are necessary to enable it to conduct and to continue to conduct all phases of its EDI business in the manner presently conducted, and such use does not and will not conflict with, infringe or violate any patent or other rights of others.

      6.12 TRADE SECRETS. SCHEDULE 6.12 to this Agreement is a true and complete list, without extensive or revealing descriptions, of trade secrets used by Seller in (or owned by Seller and useful in) the operation of its EDI business, including all customer lists, processes, know-how and other technical data. The specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures and other material relating to it, is also set forth with it in such SCHEDULE 6.12. Each trade secret's documentation is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others. Seller is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, except as specifically stated in SCHEDULE 6.12. Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of these trade secrets; any of its employees and any other persons, who, either along or in concert with others, developed, invented, discovered, derived, programmed or designed these

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secrets, or who have knowledge of or access to information relating to them, have been put on notice and have entered into appropriate agreements that Seller's trade secrets are proprietary to Seller and are not to be divulged or misused. All these trade secrets are presently valid and protractible, and are not part of the public knowledge or literature, nor to Seller's Knowledge have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Seller.

      6.13 OTHER INTANGIBLE PROPERTY. SCHEDULE 6.13 to this Agreement is a true and complete list of all software programs, contracts and all other intangible EDI Assets, other than those specifically referred to elsewhere in this Agreement, including, without limitation, all of Seller's right, title and interest owned and leased software programs, databases, and all other agreement, contracts, licenses and other commitments, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use or maintenance of software programs, source and object codes, related technical or user documentation manuals relating to Seller's EDI business.

      6.14 TITLE TO EDI ASSETS. Seller has good and marketable title to all the EDI Assets and its interest in the EDI Assets to be conveyed to Buyer hereunder, whether real or personal, mixed, tangible, and intangible, which constitute all the EDI Assets and interest in EDI Assets that are used in the EDI business of Seller. All the EDI Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for (i) those disclosed in Seller's Financial Reports as of the Stub Period Date, or in the Schedules to this Agreement; (ii) the lien of current taxes not yet due and payable relating to any of its EDI Assets and EDI business; and (iii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these EDI Assets, nor materially impair EDI business operations. All the EDI Assets are in good operating condition and repair, ordinary wear and tear excepted. Except as set forth on the appropriate Schedule listing such EDI Assets, neither any officer, nor any director or employee of Selling Parties, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property or EDI Assets, owned by or leased to Seller, or any copyrights, patents, trademarks, trade names or trade secrets licensed by Seller.

      6.15 CUSTOMERS AND TRANSACTIONS. SCHEDULE 6.15 to this Agreement is a correct and current list of all customers and clients of Seller together with summaries of the sales made to each customer or client during the Stub Period. Except as indicated in Schedule 6.15, Seller has no Knowledge of any facts indicating that any of these customers and clients intent to cease doing EDI business with Seller or materially alter the amount of the EDI business that they are presently doing with Seller.

      6.16 EXISTING EMPLOYMENT ARRANGEMENTS. SCHEDULE 6.16 to this Agreement is a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, deferred compensation, stock option, or other agreements or arrangements providing for employee or outside consultant remuneration or benefits of those directly related to the EDI business and to whom Buyer may wish to make an offer of employment, to which Seller is a party or by which Seller is obligated, whether legally binding or in the nature of informal

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understandings. All these contracts and arrangements are in full force and effect, and neither Seller nor Shareholder have Knowledge that any party is in default under them. The Seller has received no oral or written notice of claims of defaults and, to the Knowledge of Selling Parties, there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the Knowledge of Selling Parties, threatened labor dispute, strike or work stoppage affecting Seller's EDI business.

      6.17 INSURANCE POLICIES. SCHEDULE 6.17 to this Agreement is a description of all insurance policies held by Seller concerning the EDI Assets. All these policies are in the respective principal amounts set forth in SCHEDULE 6.17. Seller has maintained and now maintains (i) insurance on all the EDI Assets of a type customarily insured, covering property damage and loss of income by fire or other casualty; and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure, including without limitation, and errors and omissions coverage.

      6.18 [INTENTIONALLY OMITTED]

      6.19 COMPLIANCE WITH LAWS. To Selling Parties' Knowledge, Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting the EDI Assets or the operation of its EDI business, except as set forth in SCHEDULE 6.19 and for such exceptions as would not individually or collectively have a materially adverse effect in the EDI business or the Assets.

      6.20 LITIGATION. Except as set forth in SCHEDULE 6.20, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best Knowledge of Selling Parties, threatened, against or affecting Seller's EDI business, or Assets. The matters set forth in SCHEDULE 6.20, if decided adversely to Seller, will not result in a material adverse change in its EDI business or Assets. Selling Parties have furnished or made available to Buyer copies of all court papers and other documents relating to the matters set forth in SCHEDULE 6.20. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as set forth in SCHEDULE 6.20, Seller is not presently engaged in any legal action to recover moneys due to it or damages sustained by it relating to its EDI business or Assets.

      6.21 EDI ASSETS SUFFICIENT FOR CONDUCT OF EDI BUSINESS. The EDI Assets constitute substantially all of the EDI Assets, exclusive of sufficient working capital, as may be needed from time to time, required for Buyer to conduct the EDI business of Seller as it is presently conducted.

      6.22 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Seller or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which Seller or the EDI

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business and Assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation to which either Selling Party is a party; (iv) the creation or imposition of any lien, charge or encumbrance on any of the EDI Assets; or (v) the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Seller's EDI business or Assets.

      6.23 AUTHORITY AND CONSENTS. Except as set forth in SCHEDULE 6.23 Selling Parties have the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals, consents or permits of any person or governmental authority other than Selling Parties are necessary in connection with it. The execution and delivery of this Agreement and the consummation of this transaction by Selling Parties have been, or prior to the Closing will have been, duly authorized by all necessary corporate action of Selling Parties (including any necessary action by Selling Parties security holders). This Agreement constitutes a legal, valid and binding obligation of Selling Parties enforceable in accordance with its terms except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      6.24 [INTENTIONALLY OMITTED].

      6.25 [INTENTIONALLY OMITTED].

      6.26 [INTENTIONALLY OMITTED]

      6.27 BULK TRANSFER NOTICE. Selling Parties represent and warrant that there are no state or local bulk sales laws or regulations to which the EDI Assets may be subject.

      6.28 [INTENTIONALLY OMITTED]

      6.29 LABOR MATTERS. To the Knowledge of the Selling Parties, as to those employees directly involved in Seller's EDI business whom Buyer may wish to offer employment, Seller is in compliance in all material respects with all currently applicable federal, state and local laws and regulations respecting employing, discrimination, discrimination in employment, disability, terms and conditions of employment, wages and hours, occupational safety and health and employment practices except for such failures to comply as would not reasonably be expected to have a material adverse effect, either individually or in the aggregate, on Seller. As of the date hereof, Seller has received no notice from any governmental entity and, as of the date hereof, there has not been asserted before any governmental entity any claim, action or proceeding to which Seller is a party, and the Seller has received no notice of any investigation or hearing pending or threatened concerning Seller, arising out of or based upon any such laws, regulations or practices.

      6.30 DOCUMENTS DELIVERED. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit delivered by Selling Parties or their counsel to Buyer (or its counsel or representatives), whether before or after the execution hereof, is in fact what is purported to be by Selling Parties and has not been amended, canceled or otherwise modified.

      6.31 FULL DISCLOSURE. None of the written representations and warranties made by Selling Parties or made in any letter, certificate or memorandum furnished or to be furnished by Selling Parties, or on their behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made herein, in light of the circumstances under which they were made, not misleading. There is no fact Known to Selling Parties which materially adversely affects, or in the future may (so far as Seller can now reasonable foresee) materially adversely affect the condition, EDI Assets, liabilities, EDI business, operations or prospects of Seller's EDI business that has not been set forth herein or heretofore communicated to Buyer in writing pursuant hereto.

      6.32 [INTENTIONALLY OMITTED]

      6.33 ABSENCE OF UNDISCLOSED LIABILITIES. Seller does not have and will not have as of the Closing, except as to the extent reflected or reserved against on the face of its Financial Reports reflected in SCHEDULE 6.2 hereto, any material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) including, without limitation, any liabilities for environmental pollution, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Seller's income, or any other material debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, stated facts or other condition related to its EDI business or the Assets.

ARTICLE 7. BUYER'S REPRESENTATIONS AND WARRANTIES AND AGREEMENT

      Buyer hereby represents and warrants to Selling Parties that the following representations are true and correct and, except as contemplated hereby, at all times up to the Closing Date will be true and correct, and hereby acknowledges that such representations constitute the basis upon which the Selling Parties are induced to enter into and perform this Agreement.

      7.1 AUTHORITY AND CONSENTS. Buyer represents and warrants that Buyer is a corporation duly organized, existing and in good standing under the laws of Florida. Buyer has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons other than its Board of Directors are necessary in connection with it. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been, or prior to the Closing will have been, duly authorized by all necessary corporate action of Buyer. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      7.2 [INTENTIONALLY OMITTED]

      7.3 [INTENTIONALLY OMITTED]

      7.4 AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION. Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provisions of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Buyer or, to the Knowledge of Buyer, any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer is a party or by which Buyer is bound; (iii) to the knowledge of Buyer, an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation; or (iv) to the knowledge of Buyer, the violation of any law, regulation, ordinance, judgment, order or decree applicable to or affecting Buyer.

ARTICLE 8. PARTIES' OBLIGATIONS BEFORE CLOSING.

      Selling Parties covenant that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until the Closing:

      8.1 BUYER'S ACCESS TO PREMISES AND INFORMATION. Buyer and its counsel, accountants and other representatives shall be entitled to have full access during normal EDI business hours to all Seller's properties, books, accounts, records, contracts and documents of or relating to the EDI business and Assets, but shall not restrict or inhibit Seller's normal EDI business operations. Selling Parties shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the EDI business, Assets, finances and properties of Seller that may reasonably be requested.

      8.2 CONDUCT OF EDI BUSINESS IN NORMAL COURSE. Seller shall carry on its EDI business and activities diligently and in substantially the same manner as they previously have been carried on, and shall not make or institute any unusual or novel methods of management, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement. Seller shall use its reasonable best efforts, without making any commitments on behalf of Buyer, to preserve its EDI business organization intact, to keep available to Seller its present officers and employees, and to preserve its present relationships with suppliers, customers and others having EDI business relationships relating to its EDI business with it. Buyer has been informed that the President of Seller, Armand Morin, has left its employment as of December 31, 1998.

      8.3 NO SOLICITATION. Parties hereby ratify and confirm that they have entered into a legally binding agreement dated December 14, l998, whereby Selling Parties on behalf of themselves and their affiliates have agreed not to offer or solicit for sale or sell Seller except to Buyer for a period of time, all as more fully set out on Addendum A attached hereto and incorporated herein by reference. Selling Parties and Buyer hereby agree to extend the "no shop" period to January 15, 1999.

      8.4 MAINTENANCE OF INSURANCE. Seller shall continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its EDI business. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties which, at the date of this Agreement, Seller carries on any of the Assets or in respect of its EDI business and operations shall be increased by such amount or amounts as Buyer shall specify.

      8.5 EMPLOYEES AND COMPENSATION. As to the EDI Employees as defined in
SCHEDULE 12.16-A and identified in SCHEDULE 12.16-B, Seller shall not do, or agree to do, any of the following acts relating to its EDI business: (i) grant any increase in salaries payable or to become payable to any officer, employee, sales agent or representative, or consultant; or (ii) increase benefits payable to any officer, employee, sales agent, representative or consultant under any bonus or pension plan or other contract or commitment. Seller will remain liable to pay each employee the base salary, bonus and severance, if any, plus any other compensation due, including any unused vacation or sick time, through the date of Closing, and comply with all tax withholding provisions of applicable federal, state, local and foreign laws and have or will pay over to the proper governmental authorities all amounts required to be so withheld and paid over. Seller's employees directly involved with its EDI business will be free to become employees of Buyer after the Transition Period (as defined in Section 12.16) should the Buyer elect to offer employment to any such employees and such employees accept any such offer of employment.

      8.6 NEW TRANSACTIONS. In regards to its EDI business, Seller shall not do, or agree to do, any of the following acts:

         (a) Enter into any contract, commitment or transaction not in the usual and ordinary course of its EDI business;

         (b) Make any capital expenditures or commitments or enter into any leases of capital equipment or property;

         (c) Sell or dispose of any capital EDI Assets; or

         (d) Declare any dividends or make any distributions.

      8.7 PAYMENT OF LIABILITIES AND WAIVER OF CLAIMS. In regards to its EDI business, Seller shall not do, or agree to do, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than to pay current liabilities as they become due and payable (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan or other obligation owing to Seller.

      8.8 EXISTING AGREEMENTS. In regards to its EDI business, Seller shall not modify, amend, cancel or terminate any of its existing contracts or agreements, or agree to do any of those acts.

      8.9 CONSENT OF OTHERS. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Seller shall use reasonable best efforts to obtain any written consents required by the terms and conditions of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.8, 1.10, 1.12, 3.1, 4, 6.23 6.24, 10.7 and 10.9 , and as set out in any
of their respective Schedules to this Agreement in form and substance satisfactory to Buyer and will furnish to Buyer executed copies of those consents obtained by Seller.

      8.10 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Selling Parties shall use all reasonable efforts to assure that all representations and warranties of Selling Parties set forth in this Agreement and in any written statements delivered to Buyer by Selling Parties under this Agreement will also be true and correct as of the Closing Date as if made on that date and that all conditions precedent to the Closing shall have been met. Seller shall promptly disclose to Buyer any information contained in the Schedules to this Agreement which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the Schedules hereto for the purposes of Article 9 hereof, unless Buyer shall have consented thereto in writing.

      8.11 SALES AND USE TAXES. Selling Parties hereby agree to indemnify and hold Buyer harmless against any claims arising out of sales, use and other tax liabilities relating to its EDI business accrued prior to the Closing Date. Shareholder agrees to furnish to Buyer certificate(s) in good standing from the appropriate governmental agencies where it is incorporated and where it does business and is subject to any such taxes, and any and/or any related certificates that Buyer may reasonably request, as evidence that all sales, use and other tax liabilities that are due and payable of the Seller relating to its EDI business, including without limitation, any sales or use taxes, owed by Seller as of the Closing Date have been paid.

      8.12 STATUTORY FILINGS. Seller shall cooperate fully with Buyer in preparing and filing all information and documents deemed necessary or desirable by Buyer under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

      The obligations of Buyer to purchase the EDI Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 9. Buyer may waive any or all of these conditions in accordance with Section 14.2 hereof; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Selling Parties shall be in default of any of their representations, warranties or covenants under this Agreement.

      9.1 [INTENTIONALLY OMITTED]

      9.2 ACCURACY OF SELLING PARTIES' REPRESENTATIONS AND WARRANTIES. All representations and warranties by Selling Parties in this Agreement or in any written statement that shall be delivered to Buyer by Selling Parties under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at that time.

      9.3 ABSENCE OF LIENS. At or within ten (10) days prior to the scheduled Closing, Buyer shall have received a UCC search report dated as of a date not more than five days before the Closing Date issued by the appropriate state governmental agency in Texas and the county within which Seller's principal place of business is located reasonably satisfactory to counsel for Buyer indicating that there are no filings under the Uniform Commercial Code on file which name any of Seller as debtor or otherwise indicating any lien not satisfied on the Assets, except for the liens otherwise disclosed in Schedules hereto.

      9.4 SELLING PARTIES' PERFORMANCE. Selling Parties shall have performed, satisfied, and compiled in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or compiled with by Selling Parties on or before the Closing Date.

      9.5 CERTIFICATION BY SELLER. Buyer shall have received a certificate, dated the Closing Date, signed by Seller's president and its chief financial officer certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in Section 9.2 and 9.4 have been fulfilled.

      9.6 OPINION OF SELLING PARTIES' COUNSEL. Buyer shall have received from Ed Farrar, Esquire counsel for Selling Parties, an opinion dated as of the Closing Date, in form and substance satisfactory to Buyer and its counsel, that:

            (a) ; This Agreement has been duly and validly authorized and, when executed an delivered by Selling Parties, will be valid and binding on Selling Parties and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

            (b) To the best of counsel's knowledge and belief and without independent inquiry and except as set forth in SCHEDULE 6.20 to this Agreement, such counsel does not know of any suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Seller or its EDI business or any of its properties, or financial or other condition;

            (c) To the best of counsel's knowledge and belief and without independent inquiry, neither the execution nor delivery of this Agreement nor the consummation of the transaction contemplated in this Agreement will constitute (i) a default, or an event that would with notice or lapse of time or both constitute a default under, or violation or breach of (A) Selling Parties Articles of Incorporation or Bylaws, or (B) to such counsel's knowledge without independent inquiry, any indenture, license, lease, franchise, mortgage, instrument or other agreement or statute, rule, regulation, judgment, order or decree to which Selling Parties are a party, or by which Selling Parties are a party, or by which Selling Parties or the Assets may be bound; or (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller; or (iii) to such counsel's knowledge without independent inquiry, an event that would result in the creation or imposition of any lien, charge or encumbrance on any of the Assets; and

                  (d) To such counsel's knowledge and belief without independent inquiry, every consent, approval, authorization or order of any court or governmental agency or body that is required for the consummation by Buyer of the transaction contemplated by this Agreement has been obtained or has been waived by Buyer, and such counsel has not been informed that any such consent, approval, authorization or order has been rescinded or is no longer in effect as of the Closing Date.

      9.7 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

      9.8 CORPORATE APPROVAL. The execution and delivery of this Agreement by Selling Parties, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Seller and of Shareholder.

      9.9  [INTENTIONALLY OMITTED]

      9.10 [INTENTIONALLY OMITTED]

      9.11 CONSENTS. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer.

      9.12 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects, to Buyer and its counsel.

      9.13 [INTENTIONALLY OMITTED]

      9.14 [INTENTIONALLY OMITTED]

      9.15 TRADEMARK AND PATENT MATTERS. If requested by Buyer, Buyer shall have received a report, satisfactory to Buyer, from Seller's counsel concerning the matters set forth in Sections 6.10 and 6.11, and all such assignments of trademarks and patents duly assigned in recordable form to Buyer shall have been delivered to Buyer in the form satisfactory to Buyer and its counsel.

      9.16 CONTINUITY OF MANAGEMENT. Buyer shall have made arrangements reasonably suitable to it for the employment by Buyer of sufficient Seller employees to continue the operation of the EDI business being transferred without disruption thereto.

      9.17 CONDITION OF EDI ASSETS. The Assets shall not have been materially or adversely affected in any way as a result of any fire, accident, storm or other casualty or labor or civil disturbance or act of God or the public enemy.

      9.18 HARRIS. Buyer shall have received a copy of a new payer agreement between Seller and Harris Methodist Health Plan and Harris Insurance Company ("Harris"), in a form satisfactory to Buyer.

ARTICLE 10. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

      The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions set out below in this Article 10. Except for Sections 10.4 and 10.7, Seller may waive any or all of these conditions in accordance with
Section 14.2 hereof; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer shall be in default of any of its representations, warranties or covenants under this Agreement.

      10.1 ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement, including but not limited to the Reports delivered to Selling Parties pursuant to Section 7.2 hereof, shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

      10.2 BUYER'S PERFORMANCE. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

      10.3 OPINION OF BUYER'S COUNSEL. Buyer shall have furnished Seller with an opinion, dated the Closing Date, of Frank M. Puthoff, Esquire, Chief Legal Officer for Buyer, in form and substance satisfactory to the Shareholder and his counsel, to the effect that:

            (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power to perform its obligations under this Agreement;

            (b) All corporate proceedings required by law or by the provisions of this Agreement to be taken by Buyer on or before the Closing Date, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken;

            (c) Buyer has the corporate power and authority to acquire the EDI Assets for the consideration set forth herein;

            (d) To such counsel's knowledge without independent inquiry, every consent, approval, authorization or order of any court or governmental agency or body that is required for the consummation by Buyer of the transactions contemplated by this Agreement has been obtained or has been waived by Seller and will be in effect on the Closing Date;

            (e) The consummation of the transaction contemplated by this Agreement does not violate or contravene any of the provisions of the Articles of Incorporation, Bylaws of Buyer or to the best of such counsel's knowledge without independent inquiry any indenture, agreement, statute, judgment or order to which Buyer is a party or by which Buyer is bound;

            (f) This Agreement has been duly and validly authorized and, when executed and delivered by Buyer, will be valid and binding on Buyer and enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      10.4 BUYER'S CORPORATE APPROVAL. Buyer shall have received corporate authorization and approval from its Board of Directors for the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.

      10.5 CERTIFICATION BY BUYER. Shareholder shall have received a certificate, dated the Closing Date, signed by an executive officer of Buyer certifying, in such detail as Shareholder and his counsel may reasonably request, that the conditions specified in Section 10.1 and 10.2 have been fulfilled.

      10.6 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

      10.7 CONSENTS. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained on or before the Closing Date.

      10.8 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and other documents delivered to Selling Parties under this Agreement shall be satisfactory in all reasonable respects, to Shareholder and his counsel.

      10.9 PAYMENT OF PURCHASE PRICE. The Buyer shall have paid the purchase price for the Assets to be paid at Closing as specified in Section 2.1(a).

ARTICLE 11. EMPLOYEES

      11.1 EMPLOYEE PLANS. Buyer is not assuming any obligations of Seller relating to any Employee Plan. "Employee Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, covering any employee of Seller or to which Seller is a party or bound or makes or has made any contribution or by which Seller may have any liability to any Subject Employee (including any such plan formerly maintained by or in connection with which Seller may have any liability to any Subject Employee, and any such plan which is a multiemployer plan as defined in Section 3(37)(A) of ERISA).

ARTICLE 12. PARTIES' OBLIGATIONS AFTER THE CLOSING

A.    SELLING PARTIES' OBLIGATIONS.

      12.1 PRESERVATION OF GOODWILL. Following the Closing, Selling Parties will restrict their activities so that Buyer's reasonable expectations with respect to the goodwill, EDI business reputation, employee relations and prospects connected with the Assets will not be materially impaired.

      12.2 GUARANTEE OF LIABILITIES. Selling Parties, jointly and severally, guarantee to Buyer that all liabilities, whether current or long term, of Seller relating to its EDI business as of the Closing Date will be fully paid and satisfied within sixty (60) days after the Closing.

      12.3 [INTENTIONALLY OMITTED]

      12.4 SELLING PARTIES' INDEMNITIES. Selling Parties shall indemnify, defend and hold harmless Buyer, including its directors, managers, officers, employees and agents, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees ("Losses"), that Buyer and such other persons shall incur or suffer, which arise, result from or relate to any breach of, or failure by Selling Party to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement, or from the EDI business and operation of the Seller prior to the Closing Date.

            Notwithstanding any other provision of this Agreement, Selling Parties shall not be liable to Buyer on any warranty, representation or covenant made by Selling Parties in this Agreement, or under any of their indemnities in this Agreement, regarding any single claim, loss, expense, obligation or other liability (except for those arising under Sections 1.6, 8.7, 8.9, 12.2 and 12.16 which shall be first dollar coverage) that does not exceed $25,000; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations and liabilities not exceeding $25,000 each reaches $25,000, Selling Parties shall thereafter be liable in full for all such breaches and indemnities and regarding all those claims, losses, expenses, obligations and liabilities exceeding $25,000.

      12.5 ACCESS TO RECORDS. From and after the Closing, Selling Parties shall allow Buyer, and its counsel, accountants and other representatives, such access to records which after the Closing may be in the custody or control of Selling Parties as Buyer reasonably requires in order to comply with its obligations under the law or under contracts assumed by Buyer pursuant to this Agreement.

      12.6 [INTENTIONALLY OMITTED]

      12.7 DEPOSIT OF CHECKS. Selling Parties shall cooperate with Buyer in making all necessary or desirable arrangements so that checks and other payments on Accounts Receivable purchased by Buyer pursuant to this Agreement may be deposited into Buyer's bank accounts without endorsement by the Seller.

      12.8 GUARANTEE. Shareholder hereby unconditionally guarantees to Buyer the full and timely performance of all of the obligations and agreements of Seller. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the nonperformance of any of the obligations or agreements so guaranteed as a result of the nonperformance of this guarantee. Buyer may, at its option, proceed against Seller and/or Shareholder for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against any other party or against any of its properties. Selling Parties further agree that its guarantee shall be an irrevocable extension and shall continue in effect notwithstanding any extension or modification for any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor, and Shareholder hereby waives all special suretyship defenses and notice requirements.

      12.9  [INTENTIONALLY OMITTED]

      12.10 [INTENTIONALLY OMITTED]

      12.11 [INTENTIONALLY OMITTED]

      12.12 ACCESS TO RECORDS. From and after the Closing, Buyer shall allow Selling Parties, and their counsel, accountants and other representatives, such access to records which after the Closing are in the custody or control of Buyer as Selling Parties reasonably require in order to comply with their respective obligations under the law or under contracts assumed by Buyer pursuant to this Agreement.

      12.13 BUYER'S INDEMNITIES. Buyer shall indemnify, defend and hold harmless Seller and Shareholder, and their respective directors, managers, officers, employees and agents, against and in respect of any and all Losses (as such term is defined in Section 12.4 hereof) that Seller and/or Shareholder and/or such other persons shall incur or suffer, which arise out of or result from any breach of, or failure by Buyer to perform any obligations pursuant to this Agreement and the EDI business and Assets acquired on or after the Closing Date.

            Notwithstanding any other provision of this Agreement, except for Buyer's obligation to pay the consideration for the Assets referred to in
Section 2.1 hereof in connection with liabilities of Seller to be specifically assumed hereunder, Buyer shall not be liable to Seller and/or Shareholder on any warranty, representation or covenant made by Buyer in this Agreement, or under any of its indemnities in this Agreement, regarding any single claim loss, expense,

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

obligation or other liability that does not exceed $25,000, provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations and liabilities exceeding $25,000 each reaches $25,000, Buyer shall thereafter be liable in full for all such breaches and indemnities and regarding all those claims, losses, expenses, obligations and liabilities exceeding such $25,000 amount.

12.14 INDEMNIFICATION PROCEDURES.

            (a) In connection with the indemnification provisions contained herein, the party claiming indemnification shall promptly notify the indemnifying party of such a claim.

            (b) The indemnifying party shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party; provided, however, that: (a) the indemnified party shall be entitled to participate in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; and (b) the indemnifying party shall not be entitled to settle, compromise, decline to appeal or otherwise dispose of such claim, action or proceeding without the consent of the indemnified party if such claim, action or proceeding in the reasonable judgment of the indemnified party either (i) involves a request for relief other than money damages; or (ii) in the event of an adverse ruling, could have a material adverse effect on the indemnified party.

            (c) In the event that the indemnifying party does not assume the defense or settlement of any claim, action or proceeding, the indemnified party may conduct the investigation, defense, trial and, if necessary, appeal of, and/or may settle any such claim, action or proceeding.

            (d) Any claims, legal fees or other reasonable and actual costs and expenses paid or incurred by the indemnified party shall be paid to the indemnified party by the indemnifying party within ninety (90) days after receipt by the indemnifying party of the indemnified party's itemized invoice.

      12.15 [INTENTIONALLY OMITTED]

      12.16 Transition Period. After the Closing Date and for a period through April 30, 1999 (the "Transition Period"), Seller agrees, as more fully set forth in the EDI Employee Services Agreement attached hereto as Schedule 12.16-A, to lease to Buyer all of Seller's employees who were directly involved in the EDI business up to the Closing Date(the "EDI Employees") and to provide the same or similar office space and services as provided to the EDI Employees on the date of this Agreement. Buyer shall reimburse Seller for operating expenses associated with the EDI Employees as set forth in Schedule 12.16-B, except for separation stay pay bonuses which will be paid directly by ProxyMed. Seller represents and warrants that the operating expenses budget as set forth in
Schedule 12.16-B is complete and accurate in all material respects and that there are no other significant operating expenses related to the EDI business which are not reflected therein.

ARTICLE 13. COSTS

13.1 FINDER'S OR BROKER'S FEES. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

      13.2 EXPENSES. Each of the parties shall pay all costs and expenses, including, but not limited to attorneys' and accounting fees, incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

ARTICLE 14. FORM OF AGREEMENT

      14.1 HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

      14.2 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      14.3 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, execution of this Agreement may be transmitted by one party to the other via facsimile.

ARTICLE 15. PARTIES

      15.1 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

      15.2 ASSIGNMENT. Buyer may not assign or delegate any of its rights or obligations under this Agreement or any part hereof without the prior written consent of Seller except for any assignment in connection with the sale of substantially all of Buyer's assets or capital stock to an unaffiliated third party. Except as otherwise set forth herein the Selling Parties may not assign or delegate any of their respective rights or duties hereunder, without the prior written consent of the Buyer. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

ARTICLE 16. REMEDIES

      16.1 RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other preceding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      16.2 CONDITIONS PERMITTING TERMINATION. Subject to the provisions of
Article 3 and Article 20.2, either party may on the Closing Date terminate this Agreement by written notice to the other, without liability to the other, if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the carrying out of this Agreement.

      16.3 DEFAULTS PERMITTING TERMINATION. If either Buyer or Selling Parties materially default in the due and timely performance of any of its representations, warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may on the Closing Date give notice of termination of this Agreement, in the manner provided in Article 18 or in
Section 20.2 as applicable. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective ten (10) business days from the date notice is actually received (the "Termination Date"). If the Termination Date is less than ten (10) days prior to the scheduled Closing Date, such Closing Date shall be extended for the same time to enable defaulting party to cure the specified default(s) on or before the Termination Date. Such termination shall not waive, release or discharge the non-defaulting parties' rights to seek legal and equitable relief.

      16.4 BREACH OF WARRANTIES. Notwithstanding any provision of the Agreement to the contrary, if, upon execution of the Agreement and upon the Closing, the warranties and representations made by either party pursuant to Sections 6, 7 or 11 of the Agreement are not true and correct, and either party notifies the other party of such fact in writing, then the rights and obligations of the parties shall be as follows:

            (a) If the applicable warranty or representation was untrue as of the date made, then except in cases of fraud or neglect, the sole and exclusive remedy of the non-warranting party shall be either of the following, as the non-warranting party may elect in writing:

                  (i) To waive the breach in writing and continue with the Closing, in which case the non-warranting party shall have no further recourse with respect to such breach or falsity pursuant to Section 12.4 or 12.13 or otherwise; or

                  (ii) To terminate the Agreement by written notice, in which case neither party shall have any further obligations or liabilities to the other party hereunder, except as set forth in Sections 16.4 and 20.2.

            (b) If the applicable warranty or representation was true when made, but became untrue thereafter for reasons other than a breach by the warranting party of its other covenants and obligations under the Agreement, then:

                  (i) If the breach or falsity would adversely and materially affect the non-breaching party's rights and obligations under the Agreement, the remedies of the non-warranting party shall be as elected under Section 16(a) above; and

                  (ii) If the breach or falsity would not adversely and materially affect the non-breaching party's rights and obligations under the Agreement, the sole and exclusive remedy of the non-warranting party shall be limited to those set forth elsewhere in this Agreement, and the non-warranting party shall have no right to terminate the Agreement on account of such breach or falsity.

      16.5 EXCLUSIVE REMEDY. The indemnification provisions contained in this Agreement and remedies provided for in Section 20.5 are the exclusive remedies that any party hereto may have for breach of any representation, warranty or covenant in this Agreement. The parties hereto acknowledge and agree that the purpose of the representations and warranties contained in this Agreement is to give an aggrieved party the right to be indemnified pursuant to such indemnification provisions. Accordingly, the parties agree that immaterial breaches of such representations and warranties shall not be deemed to constitute fraud or misrepresentation under state or federal law.

ARTICLE 17. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations, warranties, covenants and agreements in this Agreement or in any Schedule, instrument, certificate, opinion or other writing provided for in it, shall survive the Closing for a period of two (2) years thereafter.

ARTICLE 18. NOTICES

      All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows:

            SELLER:                 Specialized Medical Management, Inc.
                                    6100 Western Place, Suite 200
                                    Ft. Worth, Texas 76107-4600
                                    Attn.: _____________________________

            with copy to:           Texas Health Resources, Inc.
                                    6000 Western Place, Suite 340
                                    Ft. Worth, Texas 76107
                                    Attn.: General Counsel

            SHAREHOLDER:            Texas Health Management Services, Inc.
                                    600 E. Las Colinas Blvd., #1550
                                    Irving, Texas 75039-5622
                                    Attn: ______________________________

            BUYER:                  ProxyMed, Inc.
                                    2555 Davie Road, Suite 110
                                    Fort Lauderdale, Florida 33317
                                    Attn.: Chief Executive Officer

            with copy to:           ProxyMed, Inc.
                                    2555 Davie Road, Suite 110
                                    Fort Lauderdale, Florida 33317
                                    Attn.: Chief Legal Officer

Any party may change its address for purposes of this Article by giving the other parties written notice of the new address in the manner set forth above.

ARTICLE 19. GOVERNING LAW

      This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas, without regard to its conflict of laws provisions.

ARTICLE 20. MISCELLANEOUS

      20.1 ANNOUNCEMENTS. Except as and to the extent required by any applicable law, regulation or order, including Securities and Exchange Commission regulations, no party to this Agreement shall, and each shall direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the existence of negotiations regarding a proposed transaction between the parties or any of the terms, conditions or other aspects of a proposed transaction without prior written consent of the other party, In the event any party is required by applicable law, regulation or order to make any such disclosure, such party shall provide prior notice of such required disclosure to the other party. Selling Parties and Buyer agree to make a public announcement of this transaction and Buyer will deliver to Seller a copy of the proposed public announcement relating to this transaction prior to the publication thereof in order to give Seller an opportunity to make recommendations with respect thereto, which recommendation shall in no way be binding on Buyer.

      20.2 CONFIDENTIALITY. Buyer and Selling Parties hereby ratify and confirm that they have entered into a legally binding agreement dated December 14, l998, whereby Buyer and Selling Parties on behalf of themselves and their affiliates have agreed as to matter of confidentiality, all as more fully set out on Addendum "A" attached hereto and incorporated herein by reference.

      20.3 FURTHER ACTIONS. Each party shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated by this Agreement.

      20.4 SEVERABLE COVENANTS. In the event that any provision contained herein is declared invalid or illegal, the other provisions hereof shall not be affected or impaired thereby and shall remain valid and enforceable.

      20.5 SPECIFIC PERFORMANCE. In the event of a breach or threatened breach by any party hereto of the provisions of this Agreement, any other party hereto shall be entitled to specific performance. Nothing herein shall be construed as prohibiting any party hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

      20.6 COUNTERPARTS. This Agreement may be signed in two or more counterparts, any one of which need not contain the signatures of more that one party, but all such counterparts taken together will constitute one and the same instrument. In addition, execution of this Agreement may be transmitted by one party to the other via facsimile.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

                                    BUYER:

                                    PROXYMED, INC.
Attest:

By: /s/ FRANK M. PUTHOFF            By: /s/ HARROLD BLUE
    --------------------                ----------------------------------
    Frank M. Puthoff                    Harold Blue, Chairman of the Board
    Secretary                           and Chief Executive Officer


                                    SELLER:

                                    SPECIALIZED MEDICAL MANAGEMENT,
                                    INC.
Attest:

By: /s/ ED FARRAR                   By: /s/ RONALD D. BOURLAND
    --------------------                ----------------------------------------
    Secretary                           Executive Vice President


                                    SHAREHOLDER:

                                    TEXAS HEALTH MANAGEMENT
                                    SERVICES, INC.
Attest:

By: /s/ KENNETH KRAMER              By: /s/ RONALD D. BOURLAND
------------------------                ----------------------------------------
    Secretary                           Ronald D. Bourland

                                    Title: EXECUTIVE V.P./CFO
                                           -------------------------------------

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